Exhibit 99.1
NeueHealth Enters into Amendment to its Credit Facility

April 9, 2024 – DORAL, Fla. – NeueHealth, Inc. (“NeueHealth” or the “Company”) (NYSE: NEUE), the value-driven healthcare company, today announced that it entered into an incremental amendment to its credit facility with New Enterprise Associates (“NEA”) that increases the term loan commitment by $30 million on April 8, 2024. The proceeds of the incremental commitment are intended to be used for general corporate purposes, including to support the Company’s 2024 strategic priorities.
In connection with the incremental credit facility, NeueHealth also announced that it will issue penny warrants to purchase up to 1,113,563 shares of the Company’s common stock to the lenders under such incremental credit facility. The warrant issuance would typically require approval of shareholders, however NeueHealth’s Audit Committee of the Board of Directors determined that delaying the debt financing transaction (which includes the issuance of warrants) until shareholder approval would jeopardize the financial viability of the Company. Therefore, the Audit Committee approved the Company’s omission to receive shareholder approval. NeueHealth expects to formally notify stockholders as soon as practicable after the date hereof that it intends to issue penny warrants in connection with the funding of loans under the incremental credit facility without seeking their approval. The New York Stock Exchange (the “NYSE”) has approved the Company’s reliance on the exception provided under Section 312.05 of the NYSE’s Listed Company Manual.
About NeueHealth
NeueHealth is a value-driven healthcare company grounded in the belief that all health consumers are entitled to high-quality, coordinated care. By uniquely aligning the interests of health consumers, providers, and payors, NeueHealth helps to make healthcare accessible and affordable to all populations across the ACA Marketplace, Medicare, and Medicaid. NeueHealth delivers high-quality clinical care to over 460,000 health consumers through owned clinics and unique partnerships with over 3,000 affiliated providers. We also enable independent providers and medical groups to thrive in performance-based arrangements through a suite of technology and services scaled centrally and deployed locally. We believe our value-driven, consumer-centric care model can transform the healthcare experience and maximize value across the healthcare system. For more information, visit: www.neuehealth.com.
Forward-Looking Statements
Statements made in this release that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “projections,” “outlook,” “ensure,” and other similar expressions. These forward-looking statements include any statements regarding our plans and expectations. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Factors that might materially affect such forward-looking statements include: our ability to raise capital continue as a going concern; our ability to comply with the terms of our credit facility or any credit facility into which we enter in the future and/or obtain any waivers of any such credit agreements; our ability to receive the remaining proceeds from the sale of our Medicare Advantage (“MA”) business in California in a timely manner; our ability to obtain any short or long term debt or equity financing needed to operate our business; our ability to quickly and efficiently complete the wind down our Individual and Family Plan businesses and MA businesses outside of California, including by satisfying liabilities of those businesses when due and payable; potential disruptions to our business due to corporate restructuring and any resulting headcount reduction; our ability to accurately estimate and effectively manage the costs relating to changes in our businesses offerings and models; a delay or inability to withdraw regulated capital from our subsidiaries; a lack of acceptance or slow adoption of our business model; our ability to retain existing consumers and expand consumer enrollment; our and our Care Partner’s abilities to obtain and accurately assess, code, and report risk adjustment factor scores; the ability of our payor partners to pay amounts due to us in a timely manner, or at all; the solvency of our vendors and other business partners; our ability to contract with care providers and arrange for the provision of quality care; our ability to obtain claims information timely and accurately; the impact of any pandemic or epidemic on our business and results of operations;

the risks associated with our reliance on third-party providers to operate our business; the impact of modifications or changes to the U.S. health insurance markets; our ability to manage any growth of our business; our ability to operate, update or implement our technology platform and other information technology systems; our ability to retain key executives; our ability to successfully pursue acquisitions, integrate acquired businesses and divest businesses as needed; the occurrence of severe weather events, catastrophic health events, natural or man-made disasters, and social and political conditions or civil unrest; our ability to prevent and contain data security incidents and the impact of data security incidents on our members, patients, employees and financial results; our ability to comply with requirements to maintain effective internal controls; our ability to adapt to the risks associated with our ACO Reach businesses, including any unanticipated market or regulatory developments; and the other factors set forth under the heading “Risk Factors” in the Company’s reports on Form 10-K, Form 10-Q, and Form 8-K (including all amendments to those reports) and our other filings with the SEC. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or changes in our expectations.

Investor Contact:
IR@neuehealth.com

Media Contact:
media@neuehealth.com